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                                                                   Exhibit 10.13

DATED: August 11, 1999




                                LOOKSMART, LTD.



                                     -and-



                               ESPERNET.COM, INC.



                      CO-BRANDING AND MARKETING AGREEMENT
________________________________________________________________________________

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                      CO-BRANDING AND MARKETING AGREEMENT

          This Co-Branding and Marketing Agreement (the "Agreement") is entered into and effective as of August 11, 1999 (the "Effective Date") by and between LookSmart, Ltd, a Delaware corporation located at 487 Bryant Street, San Francisco, California 94107 ("LookSmart"), and espernet.com, inc. located at 383 W. 12th Street, New York, NY 10014 (the "ISP").

                                    RECITALS

          WHEREAS, LookSmart is the developer, owner and operator of an Internet directory and search engine web site located at www.looksmart.com;

          WHEREAS, ISP is an Internet Service Provider that provides access to the Internet to its subscribers.

          WHEREAS, LookSmart and the ISP desire that (i) LookSmart design, develop and maintain a Co-Branded Site that incorporates certain material provided by both parties, and (ii) both parties promote such Co-Branded Site.

          Now therefore, the parties agree as follows:

          1.   DEFINITIONS

          For the purposes of this Agreement, the following terms shall have the indicated meanings:

          1.1 "Advertising Impression" means every instance that a Co-Branded Page which contains a Banner Advertisement is viewed by an Internet user.

          1.2 "Banner Advertisement" means a third party advertisement on a Page; provided, that such advertisement (i) is placed by LookSmart,
(ii) occupies all or a substantial portion of the width of the Page or all or a substantial portion of the length above the fold of the Page, and (iii) does not include any sponsorship or promotional programs, third party content arrangements or any smaller hypertext links to any third party site. Notwithstanding anything contained herein, LookSmart shall not place any Banner Advertisement that is offensive or objectionable to ISP.

          1.3 "Co-Branded Home Page" means the Page that first appears when an Internet user accesses the Co-Branded Site, a static copy of which shall reside on the ISP's server.

          1.4  "Co-Branded Page" means each Page of the Co-Branded Site.

          1.5 "Co-Branded Site" means the collection of Pages, including the Co-Branded Home Page, designed, developed and maintained by LookSmart pursuant to Section 2 of this Agreement that (i) provides similar products and services as the LookSmart Site, and (ii) incorporates certain ISP Content.


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         1.6      "Content" means the ISP Content or the LookSmart Content, as the case may be.

         1.7 "hypertext link" means a section of a Page that when selected provides access to another Page (which may be part of the same document or site or part of a different document or site).

         1.8 "Intellectual Property Rights" means any and all now known or hereafter existing rights associated with works of authorship or inventions throughout the world, including but not limited to copyrights, patents, trademarks, service marks, know how, "look and feel" and all other intellectual and industrial property and proprietary rights (of every kind and nature throughout the universe and however designated) relating to intangible property.

         1.9 "ISP Content" means any ISP logo, trademark, service mark, and all text, data images, design structure, any audio and audiovisual material, photographs, trademarks, and other materials developed by ISP that are (i) provided to LookSmart hereunder for the purpose of promoting the Co-Branded Site, and/or (ii) incorporated into the Co-Branded Site.

         1.10     "ISP Home Page" means the Page located at home.espernet.com.

         1.11 "ISP Site" means the collection of Pages established by the ISP on the internet and located at home.espernet.com and all portions thereof, including without limitation, all HTML, Java and other computer languages used in the creation of those Pages and/or other formatted text files, all related graphics files, animation files, data files, modules, routines and objects, and the computer software and all other script or program files required to exploit such materials and collectively control the display of and user interaction with that site;

         1.12 "LookSmart Content" means any LookSmart logo, trademark, service mark, and all text, data images, design structure, any audio and audiovisual material, photographs, trademarks, and other materials that LookSmart provides to ISP for the purpose of promoting LookSmart or the Co-Branded Site.

         1.13 "LookSmart Site" means the internet directory and search engine available on the World Wide Web currently known as "LookSmart" and available at http://www.looksmart.com and all portions thereof, including without limitation, all HTML, Java and other computer languages used in the creation of those Pages and/or other formatted text files, all related graphics files, animation files, data files, modules, routines and objects, and the computer software and all other script or program files required to exploit such materials and collectively control the display of and user interaction with the LookSmart Site.

         1.14 "Page" means the information that appears on an Internet user's computer screen when that user accesses any site on the Internet.

         1.15 "Quarter" means each period of three months commencing on 1 January, 1 April, 1 July and 1 October in each year.

         1.16 "Net Advertising Revenue(s)" means gross revenues earned by Looksmart via the sales of advertising, less Looksmart's cost of sales.

         1.17 "Fee Percentage" means fee paid to ISP based on percentage of Looksmart Net Advertising Revenues.


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2.   CREATION OF CO-BRANDED SITE

     2.1 Development of Co-Branded Site. LookSmart shall, at the ISP's request, design and develop the Co-Branded Site in collaboration with and under the direction of the ISP.

     2.2 Co-Branded Home Page. The Co-Branded Home Page shall reside on the ISP server and be located at http://home.espernet.com such that ISP subscribers will automatically access the Co-Branded Home Page every time that they dial-in to the ISP's server.

     2.3 Advertising. The Co-Branded Home Page and each and every Co-Branded Page shall include space designated for advertising, including at least one Banner Advertisement per page. The parties agree and acknowledge that LookSmart shall have the right, except as otherwise set forth in writing, to sell and place advertisements on the Co-Branded Site and each Co-Branded Page, including the Co-Branded Home Page. The ISP will also have the right to sell and serve advertisements to the Co-Branded Home Page. LookSmart shall not willfully place any advertisements on the Co-Branded Site that (i) promote another company's internet connection services, or (ii) promote web sites that display pornographic material.

     2.4 ISP Content. ISP shall provide LookSmart with ISP Content to incorporate into the Co-Branded Site. ISP shall deliver such ISP Content via the means of delivery and in the format specified by LookSmart. Notwithstanding anything contained herein, ISP can reject and override any changes made by Looksmart on the Co-Branded Home Page.

     2.5 ISP acknowledges that LookSmart may modify the Co-Branded Site, excluding the ISP Home Page, from time to time without ISP's consent if such modification does not materially impact the rights conferred on the ISP pursuant to this Agreement.

3.   PAYMENT

     3.1 LookSmart shall pay ISP a fee at the end of each Quarter based upon the number of page views delivered via the Co-Branded Site during such Quarter (the "Quarterly Payment"). The Quarterly Payment will total 50% ("Fee Percentage") of Looksmart's Net Advertising Revenues generated from traffic sent through to the espernet Co-branded site. Net Revenues shall mean gross revenues less cost of sales which is not to exceed 30% of gross revenues generated from traffic sent through the espernet Co-branded site.

     3.2 Looksmart will guarantee to espernet a minimum payment of $3.00 per 1000 pageviews (CPM) for all traffic delivered via the Co-Branded Site.

     3.3 The Quarterly Payment will be payable within fifteen (15) business days after the end of each Quarter. LookSmart shall be responsible for calculating the Page Views and the amount of the Quarterly Payment.

     3.4 espernet shall have the right, upon reasonable notice, to audit the books and records of Looksmart as it relates to the Revenue Share payments. Such audits will not be more frequent than once per Agreement period.


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     3.5 ISP and LookSmart agree to review payment terms, two months after the
IPO of ISP, in order to decide on mutually agreeable terms if different from terms outlined in 3.1 and 3.2. This review and mutual agreement will be a condition of continuing this contract.

4. CO-MARKETING

     4.1 ISP's Obligations. ISP will use reasonable efforts to maximize the use of the Co-Branded Site by its subscribers. Such efforts shall include, but not be limited to, the following:

          (a) ISP will use reasonable efforts to provide each new subscriber with a pre-configured version of Netscape Navigator, Internet Explorer, and/or any other internet browser software ISP distributes to its subscribers in which the default home page is set to the Co-Branded Home Page and, where applicable, the default search engine is set to the Co-Branded Home Page.

          (b) Immediately following the commercial launch of the Co-Branded Site, ISP shall insert banners, buttons and or hypertext links on the ISP Home Page that are linked to the Co-Branded Site.

          (c) ISP shall use best efforts to promote the Co-Branded Site in any and all material it distributes to promote its services to current and potential subscribers.

     4.2 LookSmart's Obligations. LookSmart shall use its best efforts to promote the Co-Branded Site (a) within the Internet Service Providers Locator referral program on the LookSmart Site, (b) in certain marketing materials distributed by LookSmart that describe LookSmart's internet service provider partnership program. In addition, LookSmart shall include the ISP in the internet service provider subcategory of the LookSmart directory.

     4.3 Joint Obligations. In addition to the above, each of LookSmart and the ISP will publicize the Co-Branded Site in as many forums as they consider appropriate.

5. LICENSE

     5.1 ISP License. ISP hereby grants LookSmart a non-exclusive license to reproduce, publicly display, and otherwise use the ISP Content, and such other images and materials for which ISP grants its prior written consent, during the term of this Agreement for the purpose of creating, maintaining and promoting the Co-Branded Site as contemplated herein.

     5.2 LookSmart License. LookSmart hereby grants the ISP a limited non-exclusive, non-transferable license to use the LookSmart Content during the term of this Agreement for the sole purpose of promoting the Co-Branded Site as set forth herein.

     5.3 Use of Logos. Each party's use of the other's Logo shall be limited to the style and format of such Logos as provided by that party. In exercising its rights under any license granted pursuant to this Agreement a party shall not combine any other trademark or service mark with the other party's Logo without the prior written consent of the other party. LookSmart shall have the right to review any advertising or promotional material of the ISP that refers to LookSmart or incorporates the LookSmart Logo and LookSmart shall have the right to require the removal of any such advertising or promotional material if it determines, in


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its absolute discretion, that such advertising or promotional material is not consistent with its editorial policy or commonly accepted standards of decency or tolerance or with any applicable laws relating thereto.

6.   PROPRIETARY RIGHTS

     6.1 LookSmart Content. LookSmart will own all rights in and to the LookSmart Content, the LookSmart Site, the Co-Branded Site (other than the ISP Content) and all Intellectual Property Rights therein and thereto. ISP acknowledges that the LookSmart Content and the LookSmart Site and the goodwill associated therewith are valuable properties belonging to LookSmart and that all rights thereto are and shall remain the sole and exclusive property of LookSmart. Except for the limited license set forth above, nothing in this Agreement grants ISP any right, title or interest in LookSmart's Content, the LookSmart Site or any and all Intellectual Property Rights. ISP agrees that it will do nothing inconsistent with LookSmart's ownership rights as set forth above and that all uses of the LookSmart Content shall inure to the sole benefit of and be on behalf of LookSmart.

     6.2 ISP Content. ISP will own all rights in and to the ISP Content, the ISP Site and all Intellectual Property Rights therein and thereto. LookSmart acknowledges that the ISP Content and the goodwill associated therewith are valuable properties belonging to ISP and that all rights thereto are and shall remain the sole and exclusive property of ISP. LookSmart agrees that it will do nothing inconsistent with ISP's ownership of the ISP Content and that all uses of the ISP Content shall inure to the sole benefit of and be on behalf of ISP.

7.   CONFIDENTIAL INFORMATION

     7.1 Confidential Information. Each party acknowledges that by reason of its relationship to the other party under this Agreement it will have access to and acquire knowledge from, material, data, systems and other information concerning the operation, business, financial affairs, products, customers and Intellectual Property Rights of the other party that may not be accessible or known to the general public (referred to as "Confidential Information"). "Confidential Information" shall include, but not be limited to, (i) the terms of this Agreement, and (ii) any and all information regarding any software utilized by LookSmart to create, operate or maintain the LookSmart Site and the Co-Branded Site.

     7.2 No Disclosure. Each party agrees to maintain all Confidential Information received from the other, both orally and in writing, in confidence and agrees not to disclose or otherwise make available such Confidential Information to any third party without the prior written consent of the disclosing party; provided, however, that each party may disclose the financial terms of this Agreement to its legal and business advisors and to potential investors if such third parties agree to maintain the confidentiality of such Confidential Information. Each party further agrees to use the Confidential Information only for the purpose of performing this Agreement. In addition, neither party shall reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the other party's Confidential Information and which are provided to the party hereunder. Whenever requested by a disclosing party, a receiving party shall immediately return to the disclosing party all manifestations of the Confidential Information or, at the disclosing party's option, shall destroy all such Confidential Information as the disclosing party may designate. The receiving party's


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obligation of confidentiality shall survive this Agreement for a period of five
(5) years from the date of its termination, and thereafter shall terminate and be of no further force or effect.

     7.3 Exclusions. The parties' obligations under Section 7.2 above shall not apply to Confidential Information which: (i) is or becomes a matter of public knowledge though no fault of or action by the receiving party; (ii) was rightfully in the receiving party's possession prior to disclosure by the disclosing party; (iii) subsequent to disclosure, is rightfully obtained by the receiving party from a third party who is lawfully in possession of such Confidential Information without restriction; (iv) is independently developed by the receiving party without resort to the disclosing party's Confidential Information; or (v) is required by law or judicial order, provided that prior written notice of such required disclosure is furnished to the disclosing party as soon as practicable in order to afford the disclosing party an opportunity to seek a protective order and that if such order cannot be obtained disclosure may be made without liability.

8.  REPRESENTATIONS, WARRANTIES, AND INDEMNIFICATION

     8.1  ISP's Representations and Warranties. ISP represents and warrants that
(i) it has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement; (ii) entering into this Agreement does not violate any agreement existing between it and any other person or entity; (iii) it is the sole owner or is a valid licensee of the ISP Content, the ISP Site and all content contained therein, and any other materials it contributes to the Co-Branded Site and has secured all necessary licenses, consents and authorizations with respect to use of such content and all elements thereof to the full extent contemplated herein; (iv) the ISP Content and the content on the ISP Site does not violate or infringe any right of privacy or publicity or any other Intellectual Property Right or contain any libelous, defamatory, obscene or unlawful material, or otherwise violate or infringe any other right of any person or entity; and (v) the ISP Content shall at all times comply with LookSmart's editorial policies and commonly accepted standards of decency.

     8.2 ISP's Indemnification. ISP agrees to, and shall, indemnify, defend and hold harmless LookSmart and its directors, shareholders, officers, agents, employees, successors, affiliates and assigns from and against any and all claims, demands, suits, actions, judgments, damages, costs, losses, expenses (including attorneys' fees and expenses) and other liabilities arising from, in connection with or related in any way to, directly or indirectly, (i) any breach or alleged breach of any of the representations, warranties, undertakings or agreements made by it under this Agreement, (ii) any claims related to the development, operation, maintenance and/or content of the ISP Site, and (iii) any claims related to the promotion, provision and maintenance of ISP's products and services. LookSmart shall promptly notify ISP of any such claim. ISP shall bear full responsibility for the defense (including any settlements); provided however, that (i) ISP shall keep LookSmart informed of, and consult with LookSmart in connection with the progress of such litigation or settlement; and
(ii) ISP shall not have any right, without LookSmart's written consent, to settle any such claim if such settlement arises from or is part of any criminal action, suit or proceeding or contains a stipulation to or admission or acknowledgment of, any liability or wrongdoing (whether in contract, tort or otherwise) on the part of LookSmart.


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     8.3  LookSmart's Representations and Warranties. LookSmart represents and warrants that (a) it has the right, power and authority to enter into this Agreement and to fully perform its obligations under this Agreement; (b) entering into this Agreement does not violate any agreement existing between it and any other person or entity; (c) it has all necessary rights in and to the LookSmart Content and any other materials it contributes to the Co-Branded Site; and (d) the LookSmart Content does not violate or infringe any right of privacy or publicity or any other Intellectual Property Right or contain any libelous, defamatory, obscene or unlawful material, or otherwise violate or infringe any other right of any person or entity.

     8.4 LookSmart's Indemnification. LookSmart agrees to, and shall, indemnify, defend and hold harmless ISP, and its directors, shareholders, officers, agents, employees, successors and assigns from and any and all third party claims, demands, suits, actions, judgments, damages, costs, losses, expenses (including attorneys' fees and expenses) and other liabilities arising from, in connection with or related in any way to, directly or indirectly, a breach or alleged breach of the representations and warranties set forth in
Section 8.3 hereof. ISP shall promptly notify LookSmart of any such claim, and LookSmart shall bear full responsibility for the defense of such claim (including any settlements).

     8.5 EXCEPT AS EXPRESSLY STATED IN THIS SECTION 8 AND IN THIS AGREEMENT, NEITHER PARTY MAKES ANY AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTIES, EXPRESSED OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE. EACH PARTY DISCLAIMS THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

9.   LIMITATION OF LIABILITY

     Under no circumstances shall LookSmart be liable to ISP for any indirect, incidental, consequential, special or exemplary damages, arising from any act or omission, including negligent acts or omissions, of that party, even if LookSmart has been advised of the possibility of such damages, arising from any provision of this Agreement, such as, but not limited to loss of revenue or anticipated profits, lost data, or lost business.

10.  TERM AND TERMINATION

     10.1 This Agreement shall commence on Execution Date and shall continue for (1) one year.

     10.2   If this Agreement is terminated for any reason after initial term,
(i) each party shall immediately remove the other party's Content from their respective web sites, (ii) LookSmart shall remove the Co-Branded Site, (iii) ISP shall remove any LookSmart Content from the static copy of the Co-Branded Home Page on its server, (iv) each party shall promptly deliver to the other party all originals and copies of the other party's Content, together with any other material provided by the other party (including all copies thereof), (v) each party shall immediately cease to use the other party's Content, and (vi) ISP shall return to LookSmart any and all prepayment in excess of any Quarterly Payment due to ISP. Each party shall ensure that such materials have been erased from all computer memories and storage devices within its possession or control.

     10.3 In no event shall either party have any right to recover or obtain any Intellectual Property rights in or to the other party's site, nor shall either party enjoin or otherwise interfere


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with the other party's development, exploitation or promotion of its site (or any element thereof), or any derivative work thereof except to the extent that a party is permitted to use the other party's Content strictly in accordance with this Agreement.

     10.4 In the event of termination or expiration of this Agreement for any reason, Section 6, 7, 8 and 9 shall survive such termination or expiration.

     10.5 In the event of termination due to a breach by Looksmart of any provision in this agreement, ISP may terminate agreement and may, its discretion, use the existing Co-branded content for, the longer of, (a) 90 days or (b) until end of contract term.

11. WAIVER, REMEDIES CUMULATIVE

     Any waiver of one (1) or more of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective, and must be signed by a signatory of the party to be charged with actual corporate authority to waive such provision, right or remedy. Failure, neglect, or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time, will not be construed and will not be deemed to be a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action.

12. COSTS

     Each party shall bear its own legal, accounting and other costs, charges and expenses of and incidental to this Agreement.

13. ENTIRE AGREEMENT AND AMENDMENT

     This Agreement constitutes the entire understanding and agreement between LookSmart and ISP with respect to the transactions contemplated herein, and supercedes any and all prior or contemporaneous oral or written understanding, agreement or communication between LookSmart and ISP. No term or provision of this Agreement may be amended or modified unless such amendment or modification is approved in writing and signed by the parties.

14. INDEPENDENT CONTRACTORS

     The parties are independent contractors and no agency, partnership, franchise or other relationship is created hereby. Neither party shall have any power to obligate or bind the other party, except as specifically provided herein, and neither party may make or purport to make any representations, warranties or undertakings for the other party.

15. NOTICES

     All notices, requests, demands, consents, approvals, agreements or other communications authorized or required to be made to or by a party under or in connection with this Agreement shall be in writing and may be given by telecopy or hand to or upon the recipient at the address set out in this Agreement or to such other address or telecopy number as it may have notified the sender.

16. FORCE MAJEURE


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         Any delay in or failure of performance by either party under this
Agreement will not be considered a breach of this Agreement and will be excused to the extent caused by any occurrence beyond the reasonable control of such party including, but not limited to, acts of God, power outages and governmental restrictions.

17. ASSIGNMENT

         The obligations and liabilities imposed and the rights and benefits conferred on the parties shall be binding upon and inure to the parties and each of their respective successors in title, transferees and permitted assigns.

18. PUBLIC ANNOUNCEMENT

         Looksmart and Espernet agree to provide preapproved wording to the other party of the purposes of press releases and public comments and or announcements. Any joint marketing or joint advertising campaign must be discussed and approved by both parties.

19. FURTHER ASSURANCES

         Each party shall exercise all such powers as are available to it, do all such acts, matters and things and sign, execute and deliver all such documents and instruments as may be necessary or reasonably required to give full force and effect to the provisions of this Agreement.

20. GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to its conflicts of laws provisions.

21. COUNTERPARTS

         This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement.

         The parties have caused this Agreement to be executed by their duly authorized representatives as of the date written above.


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LOOKSMART, LTD.

By:                /s/Ryan McShera
                   -----------------------------


Type/Print Name:   Ryan McShera
                   -----------------------------

Title:             Manager, ISP Partnerships
                   -----------------------------

Date:              8/18/99
                   -----------------------------


ESPERNET.COM, INC.

By (Signature):    /s/Roger Aguinaldo
                   -----------------------------

Type/Print Name:   Roger Aguinaldo
                   -----------------------------

Title:             SVP, Director
                   -----------------------------

Date:              8/19/99
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